Exhibit 10.32

STOCK PURCHASE AGREEMENT

[(Tranche [_])]

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of the [___] day of [____] 2021 (the “Effective Date”), is entered into between SQL Technologies Corp., a Florida corporation (the “Company”), and Bridge Line Ventures, LLC Series ST-1, a Delaware Series LLC (“Subscriber”).

This Agreement incorporates by reference herein all schedules and exhibits attached hereto. This Agreement, together all exhibits attached hereto, shall hereinafter be referred to as the “Subscription Documents” or “Subscription Agreement”. Any capitalized term not defined herein shall have the meaning of such term as has been set forth in the Subscription Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription, Purchase and Sale.

[(a) Subscriber hereby irrevocably subscribes for and agrees to purchase [___] ([__]) shares of common stock of the Company, no par value per share (“Common Stock”) at a $12.00 price per share of Common Stock, from the Company (such Common Stock being purchased, the “Securities”), pursuant to the terms set forth in this Agreement (the “Sale”). In reliance on the representations, warranties and agreements of Subscriber set forth herein or made hereunder, the Company agrees to sell the Securities to Subscriber at the Closing, on the terms and conditions set forth herein. /

(a) Subscriber hereby irrevocably subscribes for and agrees to purchase:

(i) [___] ([__]) shares of common stock of the Company, no par value per share (“Common Stock”) at a $12.00 price per share of Common Stock, from the Company.

(ii) [___] ([__]) 3-year warrants to purchase Common Stock at an exercise price of $12.00 per share.

(iii) Such Common Stock and Warrants being purchased, the “Securities”), pursuant to the terms set forth in this Agreement (the “Sale”).

(iv) The Common Stock and the Warrants (collectively, the “Securities”) shall be subject to anti-dilution price and exercise price protection as set forth in Section 5.

(v) In reliance on the representations, warranties and agreements of Subscriber set forth herein or made hereunder, the Company agrees to sell the Securities to Subscriber at the Closing, on the terms and conditions set forth herein.]

(b) This subscription for the Securities is based upon the information provided herein, the Schedules and Exhibits attached hereto including the Company’s presentation in Exhibit A and upon the Subscriber’s own investigation as to the merits and risks of an investment in the Securities. Subscriber acknowledges and agrees to the special notices contained in Exhibit B hereto. Subscriber has delivered prior to or herewith, the form of Accredited Investor Questionnaire (the “Investor Questionnaire”) attached as Exhibit D.

(c) The Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Regulation S (“Regulation S”) and the other rules and regulations promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities made hereunder.

2. Closing and Payment.

(a) Subject to the terms and conditions of this Agreement, the purchase and sale of the Securities contemplated hereby shall take place at a closing (the “Closing”) to be held at such time, date and place as the parties may mutually agree upon in writing.

(b) At the Closing, the Subscriber shall deliver to the Company (i) a duly executed copy of this Agreement, the Investor Questionnaire, Exhibit E, and any other documentation reasonably required by the Company to consummate the Sale, and (ii) [____] Dollars (USD $[___]) representing [_____] ([___]) shares of Common Stock at $12.00 per share [ and [____] ([__]) Warrants / and including [____] ([__]) Warrants to purchase [____] ([__]) shares of Common Stock] (the “Purchase Price”), payable by wire transfer pursuant to the following wire instructions:

Account Title:	[*]
Account Number:	[*]
Bank Routing Number:	[*] [*]
Bank Swift Code:	[*]
Bank Address:	[*] [*] [*]

(c) Upon the Company’s receipt of the documentation set forth in Section 2(b) and its acceptance thereof (indicated by its execution of this Agreement), and its receipt of the Purchase Price, the Company will instruct its transfer agent to deliver the Securities to the Subscriber promptly following the Closing.

3. Subscriber Representations, Warranties and Agreements. The Subscriber hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Subscriber in order to comply with federal and state securities laws):

(a) In connection with this subscription, the Subscriber has read this Agreement. The Subscriber acknowledges that this Agreement is not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Securities. It is the responsibility of the Subscriber (i) to determine what additional information he desires to obtain in evaluating this investment, and (ii) to obtain such information from the Company.

(b) THIS OFFERING IS LIMITED TO PERSONS WHO ARE “ACCREDITED INVESTORS,” AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES, AND WHO HAVE THE FINANCIAL MEANS AND THE BUSINESS, FINANCIAL AND INVESTMENT EXPERIENCE AND ACUMEN TO CONDUCT AN INVESTIGATION AS TO, AND TO EVALUATE, THE MERITS AND RISKS OF THIS INVESTMENT. THE SUBSCRIBER HEREBY REPRESENTS THAT HE HAS READ, IS FAMILIAR WITH AND UNDERSTANDS RULE 501 OF REGULATION D UNDER THE SECURITIES ACT. THE SUBSCRIBER IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT.

(c) The Subscriber has had full access to all the information which the Subscriber (or the Subscriber’s advisor(s)) considers necessary or appropriate to make an informed decision with respect to the Subscriber’s investment in the Securities. The Subscriber acknowledges that the Company has made available to the Subscriber and the Subscriber’s advisors the opportunity to examine and copy any contract, matter or information which the Subscriber considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligation, corporate books and records, budgets, business plans of and other matters relevant to the Company. To the extent the Subscriber has not sought information regarding any particular matter, the Subscriber represents that he or she had and has no interest in doing so and that such matters are not material to the Subscriber in connection with this investment. The Subscriber has accepted the responsibility for conducting the Subscriber’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Subscriber deems relevant or appropriate in connection with this investment. The Subscriber is not relying on any representation or warranty other than that contained herein. The Subscriber acknowledges that no representation regarding projected revenues or a projected rate of return has been made to it by any party.

(d) The Subscriber understands that the Sale of the Securities has not been registered under the Act, in reliance on an exemption for private offerings provided pursuant to Section 4(2) of the Securities Act and that, as a result, the Securities will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and, accordingly, under Rule 144 as currently in effect, that the Securities must be held for at least one (1) year after the investment has been made (or indefinitely if the Subscriber is deemed an “affiliate” within the meaning of such rule) unless the Securities are subsequently registered under the Securities Act and qualified under any other applicable securities law or exemptions from such registration. The Subscriber further understands that the Sale has not been qualified or registered under any foreign or state securities laws in reliance upon the representations made and information furnished by the Subscriber herein and any other documents delivered by the Subscriber in connection with this Agreement; that the Sale has not been reviewed by the U.S. Securities and Exchange Commission or by any foreign or state securities authorities; that the Subscriber’s rights to transfer the Securities will be restricted, which includes restrictions against transfers unless the transfer is not in violation of the Securities Act and applicable state securities laws (including investor suitability standards); and that the Company may in its sole discretion require the Subscriber to provide at Subscriber’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Securities Act or any state securities laws.

(e) The Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Common Stock. The Subscriber is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), affiliated with any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority.

(f) The Subscriber understands and acknowledges that the Company is currently not registered under Section 12(g) of the Exchange Act and has no public reporting obligations under Section 15(d) of the Exchange Act which would subject it to public reporting obligations, including annual, quarterly or periodic reports, and it is not required to comply with certain laws, rules, and regulations that address corporate governance, internal control reporting, and related matters. The Subscriber understands and acknowledges that its ability to effectuate a resale of restricted securities under Rule 144 under the Securities Act will be subject to certain requirements, including the availability of information made publicly available by the Company in its sole discretion.

(g) Each of this Agreement and the Subscription Documents, have been duly and validly authorized, executed and delivered on behalf of the Subscriber and is a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Subscriber has the requisite power and authority to enter into and perform its obligations under this Agreement and the Subscription Documents, and each other agreement entered into by the parties hereto, in connection with the transactions contemplated by this Agreement.

(h) The execution, delivery and performance of this Agreement and the Subscription Documents by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Subscriber, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Subscriber is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Subscriber.

(i) The Subscriber understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities.

(j) The Subscriber acknowledges that there will be no market for the Securities and that the Subscriber may not be able to sell or dispose of them; the Subscriber has liquid assets sufficient to assure that the purchase price of the Securities will cause no undue financial difficulties and that, after purchasing the Securities the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies; the Subscriber is able to bear the risk of illiquidity and the risk of a complete loss of this investment.

(k) The information in any documents delivered by the Subscriber in connection with this subscription, including, but not limited to the Investor Questionnaire, is true, correct and complete in all respects as of the date hereof. The Subscriber agrees promptly to notify the Company in writing of any change in such information after the date hereof.

(l) The Sale and sale of the Securities to the Subscriber were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

(m) The Subscriber recognizes that an investment in the Securities involves significant risks, which risks could give rise to the loss of the Subscriber’s entire investment in such securities. Subscriber has read and hereby acknowledges the special notices contained in Exhibit B hereto and the risk factors set forth in Exhibit C hereto, both of which are incorporated by reference herein.

(n) The Subscriber is purchasing the Securities for the Subscriber’s own account, with the intention of holding the Securities, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

(o) The Subscriber represents that the Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Securities. The Subscriber has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

(p) The Subscriber is financially able to bear the economic risk of this investment, including the ability to hold the Securities indefinitely or to afford a complete loss of the Subscriber’s investment in the Securities.

(q) If the Subscriber is a partnership, corporation, trust, or other entity, (i) the Subscriber has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the certificate of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the Subscriber represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Securities, (iii) the Subscriber has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

(r) If the Subscriber is located outside the “United States,” as such term is defined in Regulation S, and is not a “U.S. person,” as such term is defined in Regulation S (a “U.S. Person”), and is not purchasing the Securities by or on behalf a person inside the United States or a U.S. Person, The purchase of the Securities was conducted in an “offshore transaction,” as such term is defined in Regulation S, such that when the offer to purchase the Securities was made, such Subscriber was not a person within the United States, and at the time of purchase, the Subscriber is located outside the United States.

(s) The Subscriber is acquiring the Securities for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Act, applicable state securities laws and applicable foreign securities laws; provided, however, that by making the representations herein, such Subscriber reserves the right to dispose of all or any part of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Act, including, without limitation, Regulation S. The Subscriber further represents that in consummating the transactions set forth herein, there is no intent to place the Securities offshore in an attempt to evade registration requirements with the result that the incidents of ownership never leave the domestic market, or that all or a substantial portion of any economic risk will be returned to the United States market during the restricted period under Rule 903 of Regulation S, or that there is no reasonable expectation that the Securities could be viewed as actually coming to rest abroad. There is no intent on the part of the Subscriber to enter into the transactions contemplated hereby for the purpose of “washing off” the resale restrictions through the use of Rule 904 of Regulation S. Nothing contained herein shall be deemed a representation or warranty by the Subscriber to hold the Securities for any period of time, except that the Subscriber agrees that in connection with the resale of any Securities under Regulation S, Subscriber will comply with the offering restrictions set forth in Regulation S, including Rule 903(b)(2) of Regulation S, and will not sell any Securities during the distribution compliance period as defined in Rule 903(b)(2) of Regulation S to a U.S. Person or for the account or benefit of a U.S. Person. The Subscriber is acquiring the Securities hereunder in the ordinary course of its business, and the Subscriber does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities in violation of United States federal or state securities laws, or applicable Canadian or provincial securities laws.

4. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber, in each case to the knowledge of the Company and its subsidiaries, as of the date hereof, as follows:

(a) Organization and Standing. The Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Florida, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. “Material Adverse Effect” means any circumstance, change in, or effect on the Company that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Company taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Company.

(b) Authority. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of the Company.

(c) No Conflict. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not (i) violate or conflict with the Company’s articles of incorporation, by-laws or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a Material Adverse Effect. This Subscription Agreement when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(d) Authorization. Issuance of the Securities to the Subscriber has been duly authorized by all appropriate corporate actions of the Company.

(e) Litigation and Other Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company. The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company.

(f) Use of Proceeds. The proceeds of this Sale of the Securities, net of transaction expenses, will be used by the Company for working capital and other general corporate purposes subject to the restrictions set forth in the Securities and on Schedule 4(f) hereto.

(g) Consents/Approvals. No consents, filings (other than federal and state securities filings relating to the issuance of the Securities pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Agreement which have not already been obtained or made or will be made in a timely manner following the Closing.

(h) Commissions; Related Party. The Company has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby.

(i) Capitalization. A capitalization table illustrating the authorized and the outstanding capital stock of the Company as of December 31, 2020 is attached as Schedule 4(i) hereto. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and non-assessable. As of the date hereof, except as disclosed in Schedule 4(i) hereto, or pursuant to any other issuance of Securities in the Sale, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (iv) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company will furnish to the Subscriber upon request, true and correct copies of the Company’s articles of incorporation and certificate of designation of its Series A Preferred Stock, as amended and in effect on the date hereof, and the Company’s by-laws, as in effect on the date hereof, and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Schedule 4(i) hereto lists all outstanding debt facilities of the Company for borrowed money.

(j) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement.

(k) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. Schedule 4(k) hereto lists all of the Company’s trademarks and patents.

(l) Environmental Laws. The Company and its subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in subsections (i), (ii) or (iii) above would be reasonably likely to result in a Material Adverse Effect.

(m) Disclosure. To the knowledge of the Company at the time of the execution of this Agreement, no representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company and its subsidiaries at the time of the execution of this Agreement, there is no information concerning the Company and its subsidiaries or their respective businesses which has not heretofore been disclosed to the Subscribers that would have a Material Adverse Effect.

(n) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(o) Foreign Corrupt Practices Act. To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(p) Tax Status. The Company and each of its subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and all such returns, reports and declarations are true, correct and accurate in all material respects. The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles.

(q) Compliance with Laws. The business of the Company and its subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

(r) Restrictions on Business Activities. There is no judgment, order, decree, writ or injunction binding upon the Company or any subsidiary or, to the knowledge of the Company or any subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

5. Anti-Dilutive Price Protection [for Common Stock and Warrants].

(a) With the exception of Exempt Issuances (as defined in subsection (e) below), for a period beginning on the date of the Closing and continuing for twenty four (24) months thereafter, if the Company hereafter issues additional shares of Common Stock or any security convertible into, equivalent to or otherwise exchangeable for shares of Common Stock (collectively, the “Company Securities”) in a private offering, a public offering through an initial public offering, follow-on offering or a sale to or merger with a public company, as the case may be, (either such issuances, a “Subsequent Issuance”), then the Purchase Price Per Share shall be equal to the lesser of:

(1) $12.00;

(2) a price per share equal to the per share price of Company Securities in a Subsequent Issuance less thirty-seven and one-half percent (37.5%) of the Subsequent Issuance price (the “Discounted Subsequent Issuance Price”).

(b) In the event the Purchase Price becomes the Discounted Subsequent Issuance Price, the Subscriber will be entitled to receive, in connection with such Subsequent Issuance, the number of additional shares of Common Stock (the “Supplemental Shares”) that bring the Subscriber’s total share issuance pursuant to the Sale to an amount of shares calculated on a per share price equal to such Discounted Subsequent Issuance Price, without additional consideration.

(c) In addition, for each share of Common Stock directly purchased by the Subscriber, the Company shall also grant to the Subscriber one (1) warrant to purchase one (1) share of Common Stock. The Warrant shall have a three (3) year term from the date of this Agreement and shall be exercisable at the lesser of:

(1) $12.00; or

(2) the price per share equal to the per share price of Sky Tech Common Stock in a Subsequent Issuance less thirty percent (30.0%) of the Subsequent Issuance price (the “Discounted Exercise Price”).

The number of such Warrants shall not be adjusted due a Discounted Subsequent Issuance Price, only the exercise price of the Warrants.

(d) Any price adjustment herein shall be calculated to the nearest cent. The Company shall issue the Supplemental Shares to the Subscriber promptly following the Subsequent Issuance to which such Supplemental Shares relate.

(e) The term “Exempt Issuances” means (i) issuances of Company Securities to employees, directors, service providers and consultants, whether or not pursuant to the Company’s then-current Stock Incentive Plan; (ii) issuances of Company Securities in connection with the conversion or exercise of convertible or exercisable Company Securities outstanding as of the effective date of the Sale; (iii) issuances of Company Securities in connection with the acquisition of another company by the Company, provided that the Company is the surviving entity; (iv) issuances of Company Securities for strategic business partners, joint ventures and alliances; (v) issuances of Company Securities in connection with lease lines, bank financing or other similar transactions that are primarily of a non-equity financing nature; and (vi) private offerings within the twenty-four (24) months following the date of this Agreement, other than investments by the Subscriber, up to Twenty Five Million Dollars ($25,000,000) of the Company Securities on terms and conditions no more favorable to an investor than the terms and conditions of the transaction represented by this Agreement, until the Company completes an initial public offering, follow-on public offering or a sale to or merger with a public company.

6. Standstill. Unless agreed to in writing by the Company, Subscriber, its controlled affiliates, and its affiliates or representatives acting on the Subscriber’s behalf, will not, during the first three (3) years following the Effective Date, in any manner, directly or indirectly:

(a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any voting or debt securities (or beneficial ownership thereof), or rights or options to acquire any voting or debt securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company, any of the subsidiaries or affiliates or assets of the Company or the subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its affiliates;

(b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company or otherwise act in concert with any person in respect of any such securities referenced in subsection (a) above;

(c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of the Company or to obtain representation on the Board of Directors of the Company;

(d) take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above;

(e) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(f) request or cause to be requested (in any manner that would reasonably be likely to cause the Company to disclose publicly) that the Company or any of its representatives, directly or indirectly, amend or waive any provision of this Section 6.

7. Legends. The Subscriber understands and agrees that the Company will cause any necessary legends in addition to representations to be placed upon the Securities, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company, in the form substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

8. General Provisions.

(a) Confidentiality. The Subscriber covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Subscriber may obtain from the Company in connection with the Sale or as a result of discussions with or inquiry made to the Company, including without limitation, the Subscription Documents, financial statements, reports, and other materials, unless such information is known, or until such information becomes known, to the general public through no action by the Subscriber; provided, however, that a Subscriber may disclose such information to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Subscriber’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto.

(b) Successors. The covenants, representations and warranties contained in this Agreement shall be binding on the Subscriber’s and the Company’s successors and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

(c) Counterparts. This Subscription Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

(d) Execution by Facsimile or Email. Execution and delivery of this Agreement by facsimile transmission or email (including the delivery of documents in Adobe PDF format or other machine-readable electronic format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(e) Governing Law and Jurisdiction. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions that would result in the application of any laws other than the laws of the State of Florida. Any legal action or proceeding arising out of or relating to this Agreement and/or the other Subscription Documents may be instituted in the courts of the State of Florida sitting in Broward County or in the United States District Court for the Southern District of Florida, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and/or the other Subscription Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(f) Indemnification Generally.

(i) The Company, on the one hand, and the Subscriber, on the other hand (each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

(ii) Indemnification Procedures. Each person entitled to indemnification under this Section 5 (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 5 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, or (B) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

(g) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

(i) if to the Company:

SQL Technologies Corp.

2855 West McNab Road

Pompano Beach, FL 33069

Attention: Mr. John P. Campi, CEO

with a copy to:

Thompson Hine LLP

41 South High Street, Suite 1700

Columbus, OH 43215-6101

Attention: Mr. Rob D. Powell

(ii) If to Subscriber:

Bridge Line Ventures, LLC Series ST-1

1200 N. Federal Highway, Suite 400

Boca Raton, FL 334432

Attention: Alan Levin, CFO, Bridge Line Advisors LLC, Manager

(h) Entire Agreement. This Subscription Agreement (including the scheduled attached hereto) and other Subscription Documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter.

(i) Amendment; Waiver. This Subscription Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.

9. Piggyback Registration and Lock-Up.

(i) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act, whether for its own account or for the account of one or more shareholders of the Company and the form of registration statement to be used may be used for any registration of the Company’s securities, but not including any registration statement for an initial public offering of the Company unless the Company and the underwriters agrees to include such shares (a “Piggyback Registration”), the Company shall give prompt written notice to the Subscriber of its intention to effect such a registration and, subject to Subsections (ii) and (iii) herein below, shall include in such registration all shares of Common Stock and Common Stock underlying the Warrants with respect to which the Company has received written requests for inclusion from the Subscriber of such shares of Common Stock and Common Stock underlying the Warrants. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. The Company shall have the sole discretion to require the Subscriber to lock-up its shares of Common Stock and Common Stock underlying the Warrants for up to six (6) months following the effective date of the applicable registration statement, and the Subscriber hereby agrees to, promptly upon request by the Company, execute any instrument reasonably effectuating such lock-up.

(ii) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and Subscribers having similar rights to Piggyback Registration (“Rights Subscribers”) (if the Subscriber has elected to include shares of Common Stock and Common Stock underlying the Warrants in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all shares of Common Stock underlying the Warrants and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (1) first, the number of shares of Common Stock that the Company proposes to sell; (2) second, the number of shares of Common Stock requested to be included therein by all Rights Subscribers, allocated pro rata among all such Rights Subscribers on the basis of the number of Warrant Shares owned by each such Subscriber or in such manner as they may otherwise agree; and (3) third, the number of shares of Common Stock requested to be included therein by Subscribers of Common Stock (other than by the Rights Subscribers), allocated among such Subscribers in such manner as they may agree.

(iii) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than a Subscriber, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all shares of Common Stock underlying the Warrants and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (1) first, the number of shares of Common Stock requested to be included therein by the Subscriber(s) requesting such registration and by the Rights Subscribers, allocated pro rata among such Subscribers on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Common Stock shares Warrants, as applicable, owned by all such Subscribers or in such manner as they may otherwise agree; and (2) second, the number of shares of Common Stock requested to be included therein by Subscribers of Common Stock (other than by the Rights Subscribers), allocated among such Subscribers in such manner as they may agree.

(iv) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date.

SUBSCRIBER:

BRIDGE LINE VENTURES LLC SERIES ST-1

By:
Name:	Alan B. Levin, Authorized Representative
Title:	CFO, Bridge Line Advisors LLC, Manager

By:
Name:	G. Robert Abrams, Authorized Representative
Title:	General Counsel and CCO, Bridge Line Advisors LLC, Manager

COMPANY:

SQL TECHNOLOGIES CORP.

By:
Name:	John P. Campi
Title:	Chief Executive Officer

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